UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Control4 Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Control4 Corporation, a Delaware corporation (“Control4” or the “Company”) by Wirepath Home Systems, LLC, a North Carolina limited liability company (“Parent”) and proposed merger of Control4 with Copper Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated May 8, 2019, by and among the Company, Parent and Merger Sub.

(i)                                     Employee E-mail; and

(ii)                                  Dealer E-mail.

Each item above was first used or made available on May 9, 2019.

The press release referred to in the communications included herein is filed as Exhibit 99.2 to the Report on Form 8-K filed by Control4 Corporation on May 9, 2019.

Thursday, May 9th, 2019

Subject Line: Exciting news from Control4 Corporation

Dear Worldwide Employees,

Earlier today we announced that Control4 has entered into an agreement to be merged with SnapAV.  Our press release announcing this development can be found here.  We are very excited about this combination and believe that Control4 and SnapAV will be better together.

The proposed combination announced today is expected to close in the second half of 2019 and provides a share price premium of approximately 38% based on Control4’s (CTRL) trailing 30-day weighted average share price as of May 8, 2019.  Upon the close of this transaction, CTRL shareholders will receive $23.91 in cash for each share.  Funding commitments for the proposed transaction have been provided by affiliates of the private equity firm Hellman & Friedman, SnapAV’s majority shareholder since 2017, who will become the majority shareholder of the combined company.

Strategically, Control4 believes the combined organization will deliver more value to end-customers and to the pro-integrator channel.  The strategic aim of the combined company is to provide:

•                  Better Service: In the past year the companies won a combined 22 “Quest for Quality” awards, demonstrating world-class service and support. Together we will provide industry leading e-commerce experience, global distribution, and service tools that work together to enable professional integrators to save time, money, and deliver fantastic solutions.  Combined, we have an extensive understanding of the industry and proven dedication towards making integrators’ lives easier and their businesses more effective and efficient.

•                  Better Solutions: We plan to provide a one-stop shop for an expansive product portfolio for custom smart-home, control, and automation solutions. The combination of two complementary product portfolios that integrate industry-leading capabilities will allow the delivery seamless and reliable experiences and bring the connected home to life in even more sophisticated ways.

•                  Better Opportunities: By combining the talent of 1,200+ employees, cutting-edge technologies, industry-leading products (including third-party products), value-add programs, and the financial resources to invest and deliver comprehensively we will empower our teams and professional integrators to expand and improve solution sets and to grow business.

Operationally, between today and close of the transaction (expected to take place in the second half of 2019), Control4 and SnapAV must operate as separate and independent companies.  Control4 remains a publicly-traded company on the NASDAQ and must continue to operate as such.  Internally at Control4, we will work toward our stated operating priorities and imperatives across every team with continued focus, expert skill, and excitement.

The envisioned combination with SnapAV is about doing more: deeply, better, and faster.  Where we have similar product and technology initiatives, pooling our resources to support and advance them together makes great sense — and provides a lot of interesting work to be completed moving forward.  Where we provide services and support to our vast pro-integrator channels, we separately have always wanted to do more.  With this transaction, we can pool our efforts and engage, interact, and support our combined channel even better.  Between now and close, we should not veer from our plans, methods and goals (individual and collective).  After close, our combined teams will be very thoughtful in becoming one company — continuing our voyage together to be the very best provider of solutions and services for the connected home and business.

Logistically between now and close and as part of the definitive agreement, Control4’s Board of Directors with the assistance of its advisors will conduct a 30-day “go-shop” process during which we will actively initiate, solicit, encourage, and evaluate alternative acquisition proposals, and potentially enter into negotiations with any parties that offer a superior alternative acquisition proposal.  Also, subject to the go-shop, a special meeting of our shareholders will be held as soon as practicable following the filing of the definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and subsequent mailing to shareholders.

Upon closing of the transaction with SnapAV expected in the second half of 2019, the newly combined company will be led by John Heyman (SnapAV’s CEO) and an executive team made up of leaders from both SnapAV and Control4 with joint headquarters in Salt Lake City, Utah and Charlotte, North Carolina.  I will join the Board of Directors of the combined company and will provide my contributions to our next chapters from that role and perspective.

With regard to Control4 employee compensation (salary, bonuses, equity) and benefits between now and closing, there will be no change.  After closing, the combined leadership team intends to bring together the best and most appropriate policies of both companies. For example: We currently intend to keep Control4’s 2019 bonus program and health benefit plans intact for 2019.  For additional details on how existing equity awards will be treated, see the FAQs included below.

The connected home and business opportunities in front of us are vast, expanding, and durable.  The next chapters of Control4 along with our colleagues from SnapAV should be very exciting and professionally rewarding — for each of you.  We look forward to our quarterly employee meeting tomorrow, which will be live-stream only.  Please join us promptly at 10am MDT.

Until close, we continue to operate as independent Control4.  At closing, I will reiterate how thankful and proud I am of having the past 8 years of adventures and accomplishments as your company front-man and internal-coordinator — thank you.

Onward!

Martin

FAQs

General Questions

Who is SnapAV?

SnapAV is a manufacturer and primary source of A/V, surveillance, networking and remote management products for professional integrators. SnapAV is dedicated to the success of the industry and provides a wide range of high-quality products — including third party brands — that are easily accessible through an intuitive website and local distribution. Backed by award-winning service and support, the company’s focus is on making integrators’ lives easier and their businesses more efficient.

Who is Hellman & Friedman and what was their role in this transaction?

Hellman & Friedman is a private equity firm known for making large-scale investments in high quality, high-growth businesses for the long haul. Hellman & Friedman supports the strategic and financial objectives of these businesses’ outstanding management teams. Since Hellman & Friedman’s founding in 1984, the firm has raised over $50 billion of committed capital.

Hellman & Friedman is a long-term, strategic investor that believes in the value created by the employees of both companies. It has played a supportive role in SnapAV’s business decisions and understands what is needed to achieve growth at a rapid pace.  They are very engaged owners and partner with management to build a better business. Success is best measured over the long-term by taking care of your people, making integrators’ lives easier and bringing fantastic products to life in our customers’ homes and businesses, and Hellman & Friedman unequivocally embraces in that approach.

How does this impact integrators and end consumers?

Until close there will be no impact to integrators and end consumers.  After close, we believe that the combination of SnapAV and Control4 will create a better experience for integrators and end consumers by bringing together two complementary companies whose combined passion, industry-leading products, exceptional support, innovation, and dedication will translate into better service and better solutions.

What’s the timeline? What’s next?

Until close SnapAV and Control4 will continue to operate independently. Because Control4 is a public company, it must receive approval from shareholders, and the transaction is subject to regulatory approvals and other customary conditions.  We anticipate closing the transaction sometime in the second half of 2019.  At that time, we will work to bring the companies together as one.

Due to government regulations, we do not plan on providing updates on the status of the merger until closing.  During this process SnapAV and Control4 will continue to operate separately.

Employees

What does this mean for my role within the company? My day-to-day activities?

Employees’ day-to-day activities, projects, objectives, and goals should continue as normal. The goal of this merger is to create more opportunities within the business, not fewer. We want to provide teams with more resources to innovate, grow, develop fantastic products, and create solutions to better serve our dealers and end users.

Will there be any changes to benefits or salaries?

For now, we anticipate all benefits and compensation will continue without change.  After close, we will begin a process to bring together the best of both companies with regard to benefits systems and compensation packages. Both companies and leadership are committed to maintaining competitive compensation and benefits to support their employees and growth plans going forward.

What should I tell integrators/dealers/customers who ask me about this?

Integrators/dealers should continue doing business with Control4 and SnapAV in the same way they are accustomed.  SnapAV and Control4 have a deep understanding of the custom installation industry and are dedicated to making professional integrators’ lives easier. By combining after closing, SnapAV and Control4 can bring together the talent of their collective 1,200+ employees, cutting-edge technologies, market-leading products, integrator-first programs, global distribution, and financial resources to deliver better service and solutions to the market — enabling integrators to better serve their customers and the growing global demand for connected homes and businesses.

How will my org/reporting chart change?

There will be no changes prior to closing. Once the transaction closes, we anticipate that the vast majority of employees will not be impacted. The combined SnapAV and Control4 executive management team will work across the broader organization to build a combined leadership team and bring both companies together to deliver on our shared vision.

What will be the proposed leadership structure?

John Heyman, the current CEO of SnapAV, will serve as CEO of the combined business.  The new management team will be a combination of existing leaders from both companies. Upon close of the transaction (expected in the second half of 2019) the intended plan is that Martin Plaehn, current Chairman and CEO of Control4, will join the Board of Directors of the combined company and will be available on an advisory basis.

Will there be layoffs as a result of the acquisition?

After the close of the transaction our goal is to take the best of both our organizations and set new standards for product, service and sales excellence. Our people are the key to achieving this goal and as such we are committed to investing in the organization and in you. Over the coming year following the closing, we will be working hard to integrate our organizations and become one team with more resources to innovate, grow, develop fantastic products, and create solutions for our customers. Each company feels strongly that we will have more to do together in key growth areas. We believe that the vast majority of our combined workforce will not be impacted, and for anyone who is impacted we commit to making every effort to find roles in new areas that are helping to promote growth.

Where will the combined company be headquartered?

The combined company will share joint headquarters in Charlotte, North Carolina, and Salt Lake City, Utah, with offices around the globe.

What will happen to my RSUs/PSUs?

Upon the closing, each outstanding Control4 restricted stock unit award (including- restricted stock unit awards subject to performance-vesting conditions) (such awards, “RSU Awards”) will be cancelled and converted into, for each share underlying such RSU Awards, an amount in cash equal to $23.91, subject to required tax withholding.  To the extent that any RSU Award is subject to both time- and performance-vesting conditions, the applicable performance vesting conditions shall be deemed to be satisfied at target levels.

Unless otherwise provided in an agreement between SnapAV and the holder of such RSU Award, amounts payable with respect to RSU Awards granted prior to 2019 will be paid within five business days of the date that is six months following the closing date of the merger, subject to continued employment through such date.  However, if the employment of the holder of an RSU Award granted prior to 2019 is terminated by the combined company without cause prior to the date that is six months following the closing date of the merger, such amount will be paid within five business days of such termination.

Unless otherwise provided in an agreement between SnapAV and the holder of such RSU Award, amounts payable with respect to RSU Awards granted in 2019 will be paid within five business days of the current vesting date included in such award, provided that the amount that is due to be paid in on the first anniversary of such 2019 RSU Award, will be paid instead within five business days of the date that is six months following the closing date of the merger.  In addition, amounts payable with respect to RSU Awards granted in 2019 that are subject to both time and performance vesting conditions and would otherwise vest on the first anniversary of the vesting commencement date shall not be paid prior to the first anniversary of the vesting commencement date.  However, if the employment of the holder of an RSU Award granted in 2019 is terminated by the combined company without cause, any remaining amount payable  will be paid within five business days of such termination.

What will happen to my Control4 stock options?

All outstanding options to purchase Control4 common stock will be cancelled and converted into the right to receive a cash payment, for each share of stock subject to the option, equal to the difference between the $23.91 per share merger consideration and the per share exercise price, subject to required tax withholding.  So, by way of example, if you hold an option with an exercise price of $13.91 per share, you will receive $10.00 per share ($23.91 — $13.91 = $10.00), subject to required tax withholding.

Amounts payable with respect to vested stock options will be paid within five business days of the closing of the merger.

Unless otherwise provided in an agreement between SnapAV and the holder of such option, amounts payable with respect to unvested options granted, will be paid within five business days of the the date that is six-months following the closing date of the merger, subject to continued employment through such date.  However, if the employment of the holder of an option granted prior to 2019 is terminated by the combined company without cause prior to the date that is six-months following the closing date of the merger, such amount will be paid within five business days of such termination.

Will employees be granted equity awards in the combined company?

The details of incentive and bonus compensation in the combined company will be finalized at the time of closing, but we expect there to be new and additional bonuses and incentives that will continue to incentivize employees going forward.  Any equity offered will be based on shares of a private company, not a public company.

What happens to my shares of Control4 common stock?

Our trading window will remain closed during the period between this announcement and closing.  Any shares you own on the closing date (expected to occur in second half 2019) will entitle you to receive the merger consideration of $23.91 per share.

What will happen to the shares of Control4 common stock I hold in my 401(k)?

Any shares of Control4 common stock held in your 401(k) account on the closing date (expected to occur in the second half 2019) are expected to be sold for $23.91 per share.  Additional details regarding the post-closing 401(k) plan are being finalized and will be communicated to you at a future date.

Can we talk about this outside the company?

A press release announcing the transaction was distributed around 8:00 am EDT on May 9, 2019. As independent companies, SnapAV and Control4 will not be commenting publicly on the proposed combination, beyond what we will be filing with the SEC, until the transaction is complete. Remember that, as with other communications, any discussions you have about the transaction are subject to and must comply with Control4’s confidentiality policies. There are stringent SEC communication regulations in place that require certain written communications about the combination of SnapAV and Control4 to be publicly filed with the SEC.  Under no circumstances can you communicate publicly on behalf of Control4 or SnapAV in such a way that appears you are communicating as a representative of either company. Control4 has designated spokespersons who can initiate or comment on this news.

Can I post or share articles about the proposed merger on my social media pages?

You can share the link to the public press release and/or you can share anything that is posted to our public social media channels on Facebook, LinkedIn, or Twitter. Remember that social media postings are subject to and must comply with the Control4’s social media policies.

If I see a comment or question about this news on social media, can I respond?

Please refrain from answering questions or comments about this news on social media on your own. We will be closely tracking all Web and social media outlets in real-time for discussion of this news, and the appropriate owners of the social media channels will respond when and where appropriate.

What should I do if I get calls or emails from public media, journalists, bloggers, or industry analysts (or anyone who is looking for a public answer)?

No one other than Control4’s designated spokespersons are authorized to respond to any media requests related to this transaction (e.g., any questions from the media, journalists, bloggers, industry analysts, or anyone who asks you for a public comment about this transaction). Forward all press queries and investor questions to Brad Hintze (bhintze@control4.com).

When will Dealers be notified?

Dealers will receive a separate communication describing the transaction. Integrators may also read about the transaction via a press release or industry article.

Will Control4 still be a public company after the Closing?

No. After the transaction is approved by Control4’s stockholders, all required regulatory approvals are obtained and all other closing conditions are satisfied, the transaction will close.  Following the closing, Control4 will cease to be a public company and Control4’s stock will no longer trade on Nasdaq, and will be owned by Hellman & Friedman.  Hellman & Friedman is a private equity firm known for making large-scale investments in high quality, high-growth businesses for the long haul. Hellman & Friedman supports the strategic and financial objectives of these businesses’ outstanding management teams. Since Hellman & Friedman’s founding in 1984, the firm has raised over $50 billion of committed capital. For more information, please feel free to visit www.hf.com

This transaction will allow us to enhance and expand the services and products we offer our customers more easily, without Wall Street’s emphasis on quarterly performance restraining our decision-making.

Will Control4 operate the same way?

Yes. We’ll continue to strive to make our services better, make our products better, and continue to make connected devices work more harmoniously together!

What will happen with people who joined Control4 recently?

All Control4 employees will be treated the same regardless of tenure.

Who do I reach out to with questions or concerns?

Reach out to your manager or HR with any questions or concerns.

Additional Information about the Proposed Merger Transaction and Where to Find It

This communication relates to the proposed merger transaction involving Control4 and may be deemed to be solicitation material in respect of the proposed merger transaction involving Control4. In connection with the proposed merger transaction, Control4 will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Control4 may file with the SEC and or send to Control4’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF CONTROL4 ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CONTROL4, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by Control4 with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Control4 with the SEC will also be available free of charge on Control4’s website at www.Control4.com, or by contacting Control4’s Investor Relations contact at the Blueshirt Group, LLC at (415) 217-2632. Control4 and its directors and certain of its executive officers may be considered participants in the solicitation of proxies from Control4’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of Control4 is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 11, 2019, its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 20, 2019 and in subsequent documents filed with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4’s business and financial outlook and the structure, timing and completion of the proposed transaction. All statements other than statements of historical fact contained in this communication are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with Control4’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (iv) those risks detailed in Control4’s most recent Annual Report on Form 10-K, and subsequent filings with the SEC in connection with the proposed transaction, as well as other reports and documents that may be filed by Control4 from time to time with the SEC. Past performance is not necessarily indicative of future results. The forward-looking statements included in this communication represent Control4’s views as of the date of this communication. Control4 anticipates that subsequent events and developments may cause its views to change. Control4 has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this communication.

Thursday, May 9th, 2019

Subject Line: Exciting news from Control4 Corporation

Dear Worldwide Professional Integrators, Dealers and Distributors,

Earlier today we announced that Control4 has entered into a definitive agreement to merge with SnapAV.  Our press release announcing this development can be found here.  We are very excited about this combination and believe that Control4 and SnapAV will be better together for your business!

Strategically, Control4 believes the combined organization will deliver more value to end-customers and to the pro-integrator channel.  We believe that the combined company will provide:

•                  Better Service: In the past year the companies won a combined 22 “Quest for Quality” awards, demonstrating world-class service and support. Together we will provide industry leading e-commerce experience, global distribution, and service tools (e.g., remote configuration and management) that work together to enable professional integrators to save time, money, and deliver fantastic solutions. Combined, we have an extensive understanding of the industry and proven dedication towards making integrators’ lives easier and their businesses more effective and efficient.

•                  Better Solutions: We plan to provide a one-stop shop for an expansive product portfolio for custom smart home, control, and automation solutions. The combination of two complementary product portfolios that integrate industry-leading capabilities will allow the delivery seamless and reliable experiences and bring the connected home to life in even more sophisticated ways.

•                  Better Opportunities: By combining the talent of 1,200+ employees, cutting-edge technologies, industry-leading products (including third-party products), value-add programs, and the financial resources to invest and deliver comprehensively we will empower our teams and professional integrators to expand and improve solution sets and to grow business.

Operationally, between today and close of the transaction (expected to take place in the second half of 2019), Control4 and SnapAV must operate as separate and independent companies.  Control4 will continue to work toward our stated operating priorities and imperatives with continued focus, expert skill, and excitement. All of our Control4, Pakedge, and Triad products continue, our sales and support continue, and our continued R&D investments to deliver innovative, compelling products in 2019 and beyond continue, so for our dealers and distributors business can continue as usual.

After closing, we can pool our efforts to engage, interact, and support our extensive channel even better.  The envisioned combination with SnapAV is about doing more: deeply, better, and faster.  Where we have similar product and technology initiatives, pooling our resources to support and advance them together makes great sense.

Logistically, after the transaction is approved by our stockholders, all required regulatory approvals are obtained and all other closing conditions are satisfied, the transaction will close.  Upon closing, the newly combined company will be led by John Heyman (SnapAV’s CEO) and an executive team made up of leaders from both SnapAV and Control4.  I will join the Board of Directors of the combined company and will provide my contributions to our next chapters from that role and perspective.

We believe that the connected home and business opportunities in front of all of us are vast, expanding, and durable.  The next chapters of Control4 along with our colleagues from SnapAV should be very exciting and beneficial to our broad professionally ecosystem of integrators, distributors, and partners.

I thank each of you for the investments and contributions you have made and for your partnership in our journey over the years.  We look forward to creating more industry leading solutions, extending our connected-home platform further, and increasing our concentrated focus on the professional integrator channel for the specification, delivery, and service of world-class connected home and business solutions.

Onward!

Martin Plaehn

Chairman and CEO, Control4 Corporation

FAQs

General Questions

Who is SnapAV?

SnapAV is a manufacturer and primary source of A/V, surveillance, networking and remote management products for professional integrators. SnapAV is dedicated to the success of the industry and provides a wide range of high-quality products — including third party brands — that are easily accessible through an intuitive website and local distribution. Backed by award-winning service and support, the company’s focus is on making integrators’ lives easier and their businesses more efficient.

Why are Control4 and SnapAV doing this?

SnapAV and Control4 have strong, similar corporate cultures centered on quality, service, and innovation.  Additionally, SnapAV and Control4 both have a deep understanding of the custom installation industry and are dedicated to making professional integrators’ and end consumers’ lives easier. By merging, SnapAV and Control4 can combine the talent of their collective 1,200+ employees, cutting-edge technologies, market-leading solutions, exceptional interoperability and channel platform, global distribution and financial resources to deliver better service and better solutions to the market — enabling integrators to better serve their customers and the growing global demand for connected homes and businesses.

How does this impact Control4 and SnapAV today?

Prior to close nothing is changing for either company’s integrators, end consumers, suppliers, or employees. Closing of the transaction is expected to occur in the second half of 2019. To get to close, the transaction is subject to shareholder approval, regulatory approvals and other customary conditions. There will be limited interaction between Control4 and SnapAV after announcement and prior to close of the transaction, and both companies will continue to operate independently.

next?

Until close SnapAV and Control4 will continue to operate independently. Because Control4 is a public company, it must receive approval from shareholders, and the transaction is subject to regulatory approvals and other customary conditions.  We anticipate closing the transaction sometime in the second half of 2019.  At that time, we will work to bring the companies together as one.

Due to government regulations, we do not plan on providing updates on the status of the merger until closing.  During this process SnapAV and Control4 will continue to operate separately.

Integrators/Dealers

How does this impact me and my customers?

Until close there will be no impact to you or your customers.  After close we believe that over time the combination of SnapAV and Control4 will create a better experience for you and your customers by bringing together two complementary companies whose combined resources, passion, industry-leading products, exceptional support, innovation, and dedication will translate into better service and better solutions for you.

How does this change the way I do business with Control4 and SnapAV today?

It does not. You should continue doing business with Control4 and/or SnapAV in the same way you are accustomed — adhering to the same processes, requirements, certifications, etc., that have historically been needed. Once the deal is closed, Control4 and SnapAV will implement a thorough integration process that will bring together the best of both companies to serve integrators, end consumers and the industry.

What does this mean for SnapAV and Control4’s respective solutions and who can purchase them?

Nothing changes for now. Once the transaction is closed, Control4 and SnapAV will implement a thorough process to understand how to bring together the best of both solutions to serve the market.   In instances where we decide it makes sense to consolidate, we will (1) aim for seamless transitions, (2) support current products in the field, and (3) look to offer products that will be more compelling and easier to install and support.  Where we do consolidate, it will be so that we can offer more, not less, innovation.

How are you going to mitigate dealer and end user disruption?

There should be no disruption to the way you do business with Control4 and SnapAV prior to close.   After close, Control4 and SnapAV plan to mitigate disruption by putting our integrator/dealers and their customers first. Both companies have significant acquisition experience, and their primary goal is to make this a positively impactful experience for professionals, end consumers, and the industry.

Additional Information about the Proposed Merger Transaction and Where to Find It

This communication relates to the proposed merger transaction involving Control4 and may be deemed to be solicitation material in respect of the proposed merger transaction involving Control4. In connection with the proposed merger transaction, Control4 will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Control4 may file with the SEC and or send to Control4’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF CONTROL4 ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CONTROL4, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by Control4 with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Control4 with the SEC will also be available free of charge on Control4’s website at www.Control4.com, or by contacting Control4’s Investor Relations contact at the Blueshirt Group, LLC at (415) 217-2632. Control4 and its directors and certain of its executive officers may be considered participants in the solicitation of proxies from Control4’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of Control4 is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 11, 2019, its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 20, 2019 and in subsequent documents filed with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4’s business and financial outlook and the structure, timing and completion of the proposed transaction. All statements other than statements of historical fact contained in this communication are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with Control4’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (iv) those risks detailed in Control4’s most recent Annual Report on Form 10-K, and subsequent filings with the SEC in connection with the proposed transaction, as well as other reports and documents that may be filed by Control4 from time to time with the SEC. Past performance is not necessarily indicative of future results. The forward-looking statements included in this communication represent Control4’s views as of the date of this communication. Control4 anticipates that subsequent events and developments may cause its views to change. Control4 has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this communication.